Exhibit (a)(1)(v)

Forms of Letters from the Fund
to Investors in Connection with Acceptance of Offers of Tender

CPG Carlyle Commitments Master Fund, LLC

This letter is being sent to you if you tendered your entire Interest in the Fund.

Dear Investor:

CPG Carlyle Commitments Master Fund, LLC (the “Fund”) has received and accepted your tender request.

The amount requested (subject to reduction as described below), will be paid as cash becomes available to the Fund, and is expected to be paid, in one or more installments, in full within 35 days after March 31, 2023;

In the event that it is later determined, subsequent to the tender offer’s valuation date of March 31, 2023, that the tender offer was oversubscribed, the amount paid to you may be reduced in accordance with the terms of the Offer to Purchase to reflect your proportional share of the aggregate tender offer amounts payable by the Fund. In that case, you will remain an investor in the Fund with respect to your interests of beneficial interest of the Fund (“Interests”) that are not purchased.

Payments of cash will be made by wire transfer, either directly to the brokerage firm of record or, if not held at a brokerage firm, directly to the account you have designated.

Should you have any questions, please feel free to contact the Fund at (212) 317-9200.

Sincerely,

CPG Carlyle Commitments Master Fund, LLC

CPG Carlyle Commitments Master Fund, LLC

This letter is being sent to you if you tendered a portion of your Interest in the Fund.

Dear Investor:

CPG Carlyle Commitments Master Fund, LLC (the “Fund”) has received and accepted your tender request.

Unless the tender offer has been oversubscribed, 100% of the amount requested will be paid as cash becomes available to the Fund, and is expected to be paid, in one or more installments, in full within 35 days after March 31, 2023.

In the event that it is later determined, subsequent to the tender offer’s valuation date of March 31, 2023, that the tender offer was oversubscribed, the amount paid to you may be reduced in accordance with the terms of the Offer to Purchase to reflect your proportional share of the aggregate tender offer amounts payable by the Fund.

You will remain an investor in the Fund with respect to the portion of your Interest that you did not tender and any portion of your requested tender that is not purchased as a result of any oversubscription.

Should you have any questions, please feel free to contact the Fund at (212) 317-9200.

Sincerely,

CPG Carlyle Commitments Master Fund, LLC

CPG Carlyle Commitments Master Fund, LLC

This letter is being sent to you if you tendered your entire Interest in the Fund - Payment of Initial Cash Amount

Dear Investor:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from the repurchase of [a portion of] your interest in CPG Carlyle Commitments Master Fund, LLC (the “Fund”).

Because you tendered your entire investment in the Fund, a cash payment of [approximately] [ ]% of the repurchase price is being wired either directly to the brokerage firm of record or, if not held at a brokerage firm, directly to the account you have designated. [Any balance remaining will be paid in one or more additional installments as soon as practicable hereafter.]

The balance of the repurchase price will be paid as soon as practicable.

Should you have any questions, please feel free to contact the Fund at (212) 317-9200.

Sincerely,

CPG Carlyle Commitments Master Fund, LLC

Enclosure

CPG Carlyle Commitments Master Fund, LLC

This letter is being sent to you if you tendered a portion of your Interest in the Fund - Payment of Cash Amount

Dear Investor:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from the repurchase of the requested portion of your interest in CPG Carlyle Commitments Master Fund, LLC (the “Fund”).

Because you tendered a portion of your investment in the Fund, a cash payment of [approximately] [____]% of the repurchase price is being wired either directly to the brokerage firm of record or, if not held at a brokerage firm, directly to the account you have designated. [Any balance remaining will be paid in one or more additional installments as soon as practicable hereafter.]

Should you have any questions, please feel free to contact the Fund at (212) 317-9200.

Sincerely,

CPG Carlyle Commitments Master Fund, LLC

Enclosure